UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2008

FOX STRATEGIC HOUSING INCOME PARTNERS

(Exact name of Registrant as specified in its charter)

            California                0-16877                 94-3016373

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Fox Strategic Housing Income Partners, a California limited partnership (the “Registrant”), owns The Views at Vinings Mountain, a 180-unit apartment complex located in Atlanta, Georgia. On September 11, 2008, the Registrant refinanced the mortgage debt encumbering The Views at Vinings Mountain. The refinancing replaced the existing mortgage debt, which at the time of refinancing had a principal balance of approximately $4,754,000, with a new mortgage loan in the principal amount of $13,800,000. The new mortgage loan bears interest at 5.77% per annum and requires monthly payments of interest only of approximately $66,000 beginning on November 1, 2008 through October 1, 2009. Beginning on November 1, 2009, the new mortgage loan will require monthly payments of principal and interest of approximately $81,000, through the September 11, 2013 maturity date. The new mortgage loan has a balloon payment of approximately $13,045,000 due at maturity.  On September 11, 2010, if the Registrant does not meet a prescribed debt service coverage ratio, the Registrant will be required to make an additional payment of principal to reduce the outstanding principal balance to the prescribed debt service coverage ratio.  The Registrant may prepay the mortgage loan at any time with 30 days written notice to the lender, subject to a prepayment penalty.

In accordance with the terms of the loan agreement, payment of the loan may be accelerated at the option of the lender if an Event of Default, as defined in the loan agreement, occurs.  Events of default include nonpayment of monthly principal and interest by the due date and nonpayment of amounts outstanding on or before the maturity date.

The foregoing description is qualified in its entirety by reference to the Promissory Note and Deed of Secure Debt, Security Agreement and Assignment of Leases and Rents, copies of which are filed as exhibits 10.7 and 10.8 to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s managing general partner has determined that the net proceeds will be used to repay outstanding loans and payables to an affiliate of the Registrant’s managing general partner.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.7        Promissory Note, dated September 11, 2008, between Fox Strategic Housing Income Partners, a California limited partnership, and Washington Mutual Bank, a federal association. *

10.8        Deed of Secure Debt, Security Agreement and Assignment of Leases and Rents, dated September 11, 2008, between Fox Strategic Housing Income Partners, a California limited partnership, and Washington Mutual Bank, a federal association. *

* Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX STRATEGIC HOUSING INCOME PARTNERS

By:  FOX PARTNERS VIII

Its General Partner

By:  Fox Capital Management Corporation

Its Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: September 16, 2008